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                                                                      EXHIBIT 15









November 5, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We are aware that our report dated November 5, 2001 on our review of interim financial information of Baxter International Inc. (the "Company") as of and for the period ended September 30, 2001 included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Form S-8 (Nos. 2-82667, 2-86993, 2-97607, 33-8812,
33-8813, 33-15523, 33-15787, 33-28428, 33-33750, 33-54069, 333-43563, 333-47019,
333-71553, 333-88257, 333-80403, 333-48906 and 333-62820), on Form S-3 (Nos.
33-5044, 33-23450, 33-27505, 33-31388, 33-49820, 333-19025, 333-94889,
333-38564, 333-54014 and 333-67772) and on Form S-4 (Nos. 33-808, 33-15357,
33-53937, 333-21327, 333-47927 and 333-36670).

Very truly yours,



PricewaterhouseCoopers LLP
Chicago, Illinois